EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-106773) of Encore Medial Corporation of our report dated July 25, 2006 relating to the financial statements and financial statement schedule of the Encore Medical Corporation 401(k) Plan, which appears in this annual report on Form 11-K for the year ended December 31, 2005.
/s/ Helin, Donovan, Trubee & Wilkinson, LLP
Austin, Texas
July 25, 2006